广 东 金 地 律 师 事 务 所
GUANG DONG JINDI LAW OFFICE
深 圳 市 福 田 区 深 南 中 路 大 庆 大 厦 16 楼
电话（总机）：83269288 传真：88269266 邮编：518040

November 9, 2007

Jingwei International Limited
Room 1605, Tianan Hi-Tech Plaza Tower A,
Tianan Cyber Park
Futian District
Shenzhen, Peoples Republic of China 518040

Re: Jingwei International Limited

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions "Risk Factors" in the prospectus included in the registration statement on Form SB-2, File No. 333-145496. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

GuangDong JinDi Law Office

Attorney at law(Signature) 王雪霞

Date: 11/09/2007